UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2009

UNIVERSAL CITY FLORIDA HOLDING CO. I

UCFH I FINANCE, INC.

UNIVERSAL CITY FLORIDA HOLDING CO. II

UCFH II FINANCE, INC.

(Exact name of Registrant as specified in its charter)
_______________________

Florida Florida Florida Florida	333-122778	59-3354262 20-1937766 59-3354261 20-1937798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)
1000 Universal Studios Plaza Orlando, FL		32819-7610
(Address of principal executive offices)		(Zip code)

(407) 363-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 18, 2009, Universal City Development Partners, Ltd. (“UCDP”), a wholly-owned subsidiary of Universal City Florida Holding Co. I and Universal City Florida Holding Co. II, amended the Consultant Agreement (the “2009 Amendment”).  Under the existing Consultant Agreement, starting in June 2010, the Consultant had the right, upon 90 days notice, to terminate UCDP's obligation to make periodic payments thereunder and receive instead one cash payment equal to the fair market value of the Consultant’s interest in the revenue streams in the Orlando parks and any comparable projects that were open at that time for at least one year (the “Put Payment”). Under the terms of the 2009 Amendment, the earliest exercise date for the Put Payment is June 2017. If the Put Payment is exercised, the Consultant is precluded from competing or consulting with another theme park for a period of five years and allows UCDP the right to use ideas generated during the term of the Consultant Agreement without further payment. In addition, the 2009 Amendment establishes a formula-based method to determine the amount of the Put Payment and modified terms related to comparable projects so that in addition to the existing comparable park, the four contemplated are vested immediately for purposes of the quarterly consulting fee payments but each such contemplated comparable park must still be open for at least one year at the time the Put Payment is exercised in order for such project to be included in the Put Payment. The 2009 Amendment also provides the Consultant a second-priority lien over UCDP's real and tangible personal property to secure UCDP's periodic and one-time payment obligations and caps UCDP's ability to incur secured borrowings to an amount equal to the greater of $975 million and 3.75x UCDP’s EBITDA. In connection with the 2009 Amendment, NBCU will guarantee UCDP's obligations under the Consultant Agreement and UCDP amended its partnership agreement to increase the special fee paid thereunder through 2017 from 5.0% to 5.25%. The effectiveness of the 2009 Amendment, the related guarantee and the amendment to UCDP's partnership agreement are each subject to certain conditions, including consent of the requisite lenders under UCDP's existing senior secured credit facilities.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1
2009 Amendment to the Consultant Agreement (filed herewith with confidential treatment requested as to certain portions (which have been omitted and replaced with asterisks in the exhibit), which portions are filed separately with the Securities and Exchange Commission)

10.2	2009 Amendment to the UCDP Partnership Agreement

Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future or conditional verbs, such as “will,” “should,” “could” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved.

Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to: the risks and uncertainties relating to the global recession and its duration, severity and impact on overall consumer activity; the substantial indebtedness of us and of our subsidiaries; competition within the Orlando theme park market; our dependence on Vivendi Universal Entertainment and its affiliates; the loss of material intellectual property rights used in our business; the risks inherent in deriving substantially all of our revenues from one location; the dependence of our business on air travel; the loss of key distribution channels for pass sales; publicity associated with accidents occurring at theme parks; the seasonality of our business; risks related to unfavorable outcomes of our legal proceedings; and the additional risks set forth in our Report on Form 10-K as filed with the SEC on March 20, 2009, including those under the heading “Risk factors.”  There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY FLORIDA HOLDING CO. I
Date: October 20, 2009	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer

UCFH I FINANCE, INC.
Date: October 20, 2009	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer

UNIVERSAL CITY FLORIDA HOLDING CO. II
Date: October 20, 2009	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer

UCFH II FINANCE, INC.
Date: October 20, 2009	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Principal Financial Officer